SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2002

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: Web site: http://www.avistacorp.com	509-489-0500

(Former name or former address, if changed since last report)

Item 5. Other Information
Item 7. Exhibits
SIGNATURES
EXHIBIT 99.(A)

Item 5. Other Information

On February 13, 2002, the Federal Energy Regulatory Commission (FERC) issued an order commencing a fact-finding investigation of potential manipulation of electric and natural gas prices in California energy markets. On May 8, 2002, the FERC requested data and information with respect to certain trading strategies that companies may have engaged in. Specifically, the requests inquired as to whether or not certain trading strategies were the same or similar to those of Enron Corporation and its affiliates. This request was made to all sellers of wholesale electricity and/or ancillary services to the California Independent System Operator and/or the California Power Exchange during the period 2000 and 2001, including Avista Corporation and Avista Energy.

On May 22, 2002, Avista Corporation and Avista Energy filed their responses to this request. In their responses, Avista Corporation and Avista Energy deny improper California trading activities. Avista Corporation’s press release is filed as exhibit 99(a).

Item 7. Exhibits

99(a)        Press Release dated May 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: May 28, 2002	/s/ Jon E. Eliassen Jon E. Eliassen Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)